AMENDMENT

This Amendment (“Amendment”) to the October 1, 2017 Amended and Restated Global Custody and Fund Accounting Agreement between JPMorgan Chase Bank, N.A. (“Bank”) and J.P. Morgan Exchange-Traded Fund Trust, severally and on behalf of each of the portfolios listed therein, as amended (the “Principal Agreement”), is entered into as of September 10, 2019 (the “Effective Date”).

WHEREAS the parties hereto (the “Parties”) entered into the Principal Agreement pursuant to which Bank was appointed to provide certain custody and fund accounting services; and the Parties now wish to amend the Principal Agreement, as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereby agree as follows:

1.	Definitions. Terms defined in the Principal Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Principal Agreement shall be amended as follows:

(A)	Schedule A of the Principal Agreement is hereby replaced in its entirety by Schedule A to this Amendment (as attached).

(B)

As modified and amended hereby, the Parties hereby ratify, approve and confirm the Principal Agreement in all respects, and save as varied by this Amendment, the Principal Agreement shall remain in full force and effect.

3.

Representations. Each Party represents to the other Parties that all representations contained in the Principal Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each Party, as the case may be, on the date of this Amendment.

4.

Entire Agreement. This Amendment and the Principal Agreement and any documents referred to in each of them, constitute the whole agreement between the Parties relating to their subject matter and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Principal Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the Parties.

5.

Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each Party may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by each Party.

6.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

7.	Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date set out above.

J.P. Morgan Exchange-Traded Fund Trust

By:	/s/ Lauren A. Paino

Name:	Lauren A. Paino
Title:	Treasurer

JPMorgan Chase Bank, N.A.

By:	/s/ Carl J. Mehldau III

Name:	Carl J. Mehldau III
Title:	Vice President
JPMorgan Chase Bank, N.A.

SCHEDULE A

List of Entities Covered by the Amended and Restated Global Custody and Fund Accounting Agreement

(amended as of September 10, 2019)

Name
JPMorgan Diversified Return Global Equity ETF
JPMorgan Diversified Return International Equity ETF
JPMorgan Diversified Return Emerging Markets Equity ETF
JPMorgan Diversified Return U.S. Equity ETF
JPMorgan Diversified Return International Currency Hedged ETF
JPMorgan Diversified Alternatives ETF
JPMorgan Diversified Return Europe Equity ETF
JPMorgan Diversified Return Europe Currency Hedged ETF
JPMorgan Diversified Return U.S. Mid Cap Equity ETF
JPMorgan Event Driven ETF
JPMorgan High Yield Research Enhanced ETF
JPMorgan Diversified Return U.S. Small Cap Equity ETF
JPMorgan Global Bond Opportunities ETF
JPMorgan Ultra-Short Income ETF
JPMorgan U.S. Dividend ETF
JPMorgan U.S. Minimum Volatility ETF
JPMorgan U.S. Momentum Factor ETF
JPMorgan U.S. Quality Factor ETF
JPMorgan U.S. Value Factor ETF
JPMorgan Long/Short ETF
JPMorgan Managed Futures Strategy ETF
JPMorgan USD Emerging Markets Sovereign Bond ETF
JPMorgan BetaBuilders Developed Asia ex-Japan ETF
JPMorgan BetaBuilders Canada ETF
JPMorgan BetaBuilders Europe ETF
JPMorgan BetaBuilders Japan ETF
JPMorgan BetaBuilders MSCI US REIT ETF
JPMorgan Corporate Bond Research Enhanced ETF
JPMorgan Income Builder Blend ETF
JPMorgan Municipal ETF
JPMorgan Ultra-Short Municipal ETF (to be renamed JPMorgan Ultra-Short Municipal Income ETF as of 1/7/19)
JPMorgan U.S. Aggregate Bond ETF
JPMorgan BetaBuilders 1-5 Year U.S. Aggregate Bond ETF
JPMorgan BetaBuilders U.S. Equity ETF
JPMorgan Core Plus Bond ETF
JPMorgan Inflation Managed Bond ETF
JPMorgan BetaBuilders International Equity ETF